Exhibit 10.1

Borrower Registration Agreement

This Borrower Registration Agreement (this "Agreement") is made and entered into between you and Prosper Funding LLC ("Prosper").

The Prosper marketplace is a person-to-person online credit platform (the "platform") operated by Prosper. All loans originated through the platform are made by WebBank, a Utah-chartered industrial bank ("WebBank"). A separate legal entity, Prosper Marketplace, Inc. (“PMI”), provides services to WebBank in connection with the origination of such loans, Prosper services all loans made through the platform, but has engaged certain third parties (including PMI) to act as agents of Prosper in the performance of such servicing. The following Agreement describes those services as well as your rights and obligations should you elect to register as a borrower on the platform. Except for Section 22, when used in this Agreement “we” or “us” refers to Prosper, WebBank and PMI (in its capacity as agent of Prosper or WebBank).

1. Registration as a Prosper Borrower. You are registering with Prosper as a borrower so that you can post loan requests or "listings" for display on the platform. In entering into this Agreement, you are agreeing to comply with the Terms of Use for the platform as well as any other rules or policies set forth on Prosper's website (www.prosper.com), any of which may be amended from time to time by Prosper in its sole discretion (collectively, as amended, the "Prosper Terms and Conditions"). The Prosper Terms and Conditions are accessible via a link marked "Policies" at the bottom of each page of Prosper's website.

We reserve the right to restrict access to the platform to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

2. Authorization to Obtain Credit Report. By registering on the platform as a borrower, you authorize us or our agents (including PMI), to obtain a credit report from one or more consumer credit reporting agencies. We may use the credit report for any purpose that would be authorized by applicable law in connection with a credit transaction involving you and involving the extension of credit to you or review or collection of your account, including but not limited to (i) for authentication purposes, to make sure you are who you say you are, (ii) to make credit decisions; (iii) to administer the sale of Borrower Payment Dependent Notes ("Notes") associated with your loan; (iv) to determine how much debt you currently have, in order to determine your debt-to-income ratio, (v) to obtain your credit score and assign you a Prosper Rating based in part on that score, (vi) to obtain and display information and characteristics from your credit report from one or more consumer credit reporting agencies, and (vii) to obtain and display on the Folio Investing Note Trader platform certain information and characteristics from your credit report from one or more consumer credit reporting agencies at any time or times that a Note corresponding to your loan is offered for sale by lenders holding such Notes. Information from your credit report will be displayed on the Prosper website with your listing. You authorize us to verify information in your credit report and your listing, and you agree that Prosper, WebBank or PMI (in its capacity as agent of Prosper or WebBank) may contact third parties without further notice to you to verify any such information. We may obtain your credit report each time you create a listing and at any other time that we deem it necessary in our sole discretion.

3. Listings. The platform connects individuals who wish to obtain loans with persons who wish to help fund them. To receive a loan, a borrower member must post a loan listing on the platform. The listing is a request by the borrower member for a loan in the amount and at the interest rate specified in the listing. In order to post a listing on the platform, you must have a good faith intent to obtain and repay your loan, and your listing must be consistent with that intent.

Once a listing is posted, our lender members can make commitments to help fund all or a portion of the loan. Each commitment is an agreement by the lender member to purchase a Note issued and sold by Prosper that is dependent for payment on the payments made by the borrower on the loan requested. If the listing receives commitments equal to or exceeding the minimum amount required for the loan to fund, WebBank will originate a loan to the borrower member in an amount equal to the total amount of those commitments, and Prosper will sell a Note to each lender member in the amount of that lender member's commitment. Lender members may resell Notes they purchase to other lender members on our secondary trading platform (the "Note Trader platform").

Information Included in Listings. To post a listing, you must provide the amount of the loan you are requesting as well as your annual income, occupation and employment status. The minimum and maximum loan amounts you may request are posted on the Prosper website and are subject to change by us at any time without notice. We reserve the right to restrict the posting of listings on the platform to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

You authorize and agree that we may display in your listing any information from the credit report we obtain pursuant to Section 2 above, including but not limited to the following information:

(i) Your Prosper Rating, which is calculated by us but based on information from your credit report;

(ii) Your debt-to-income ratio, expressed as a percentage, reflecting the ratio between the amount of your monthly non-mortgage debt, as compared to the amount of monthly income that you indicated when completing your listing;

(iii) Whether you own a home;

(iv) The number of accounts on which you are currently late on a payment;

(v) The total past-due amount you owe on all delinquent and charged-off accounts;

(vi) The number of 90+ days past due delinquencies on your credit report;

(vii) The number of negative public records (e.g., bankruptcies, liens, and judgments) on your credit report over the last 12 months, and over the last 10 years;

(viii) The month and year the oldest account on your credit report (e.g., revolving, installment, or mortgage credit) was opened;

(ix) The total number of credit lines appearing on your credit report, along with the number that are open and current;

(x) The total balance on all of your open revolving credit lines;

(xi) Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards; and

(xii) The number of inquiries made by creditors to your credit report in the last six months.

In addition, you authorize and agree that we may display any of the above information in a listing for a Note corresponding to your loan on the Note Trader platform, and that we may display updated information from your credit report, as well as information about the payment history and status of your loan, in any such listing.

Listings on either platform may also display any information we ask you to provide, including, without limitation, your self-reported occupation, employment status and range of income. You authorize us to verify your residence, income, employment and any other information you provide in connection with a listing or your registration as a borrower, and you agree that we may contact third parties to verify information you provide. If any such information changes after you post a listing but before the listing expires, you must either (i) promptly notify us of the change, or (ii) withdraw your listing.

In creating your listing, or posting content on your Prosper member web page or anywhere else on Prosper's website, you may not include (i) any personally identifiable information, including, without limitation, your name, address, phone number, email address, Social Security number, driver's license number, bank account number or credit card number, (ii) any information that reveals your race, color, religion, national origin, sex, marital status, age, sexual orientation, military status, source of income, or plans for having a family, and (iii) any information that is inconsistent with your obligations to refrain from engaging in any Prohibited Activities (as defined below) (any information of the type described in parts (i), (ii) or (iii) being, "Prohibited Information"). We may take remedial action with respect to any Prohibited Information you post on Prosper's web site, including without limitation canceling any listing containing Prohibited Information or deleting or modifying all or any portion of a listing description or other content that contains Prohibited Information; provided, however, that we are under no obligation to take any such action, and any posting of Prohibited Information by you on Prosper's web site is done solely at your own risk.

If you are a member of a Prosper group when you post your listing, the listing will also identify your group. You do not have to be a member of a group to post a listing, however. You may also create a network of Prosper friends, and if one or more of your Prosper friends or your fellow group members commits to help fund your listing, your listing will reflect that the commitment was made by a fellow group member or a Prosper friend. Your Prosper friends who commit to help fund your listing may also write a recommendation that will be displayed in your listing. Prosper friends do not guarantee payments on your loan, and commitments to help fund your listing or recommendations of your listing from your Prosper friends do not obligate the individual making the commitment or recommendation to guarantee or make any payments on your loan.

Any person who visits the Prosper website will be able to view your listing and see your Prosper Rating as well as certain information about the loan you have requested; provided, however, that information from your credit report will only be viewable by lender members.

Partial Funding. When creating a loan listing, we may elect in our sole discretion to give you a partial funding option, which means your loan will be funded if it receives commitments totaling less than the full amount of your requested loan but equal to or exceeding 70% of that amount (subject to the loan size minimum). Each loan listing related to a borrower who was offered the partial funding option will indicate whether the borrower member has opted for partial funding as well as the minimum amount required for the loan to fund. The current percentage threshold for partial funding is 70%, but we may change that threshold from time to time. Any such change will only affect listings created after the change is made.

Duration of Listings. A listing will expire on the earlier of (a) the first day in which it has received commitments equal to the full amount of the loan requested or (b) 14 days after being posted, unless the listing is withdrawn by you or cancelled by us prior to either of those events.

WITHDRAWAL OF LISTINGS. IF YOU POST A LISTING, YOU HAVE THE RIGHT TO WITHDRAW IT AT ANY TIME PRIOR TO THE EXPIRATION OF THE LISTING PERIOD AS DESCRIBED ABOVE. AFTER THE LISTING PERIOD EXPIRES, YOU WILL NO LONGER HAVE THE RIGHT TO WITHDRAW YOUR LISTING. IF A LOAN IS MADE TO YOU, YOU DO NOT HAVE ANY RIGHT TO RESCIND THE LOAN.

If you elect to withdraw your listing, you may (but are not required to) post a new listing containing the updated information. We reserve the right, in our sole discretion, to limit the number of listings you post or attempt to post on the platform.

Additional Loans. The guidelines and eligibility requirements for additional loans are posted on the Prosper website and are subject to change by us in our sole discretion at any time without notice. Subject to these requirements, you may have up to two loans outstanding at any one time, provided that the aggregate outstanding principal balance of your loans does not exceed the maximum loan amount then in effect. You may not post a listing for a second loan unless you meet the eligibility requirements then in effect as of the date of such posting.

Prohibited Activities. You agree that you will not, in connection with any listings, lender commitments, loans or other transactions involving or potentially involving Prosper or WebBank, (i) make any false, misleading or deceptive statements or omissions of material fact; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from, any Prosper lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind, including in exchange for such person's commitment, recommendation, or offer or agreement to recommend or make a commitment with respect to your listing; and (iv) represent yourself to any person as a director, officer or employee of Prosper, PMI or WebBank, unless you are such director, officer or employee.

4. Right to Verify Information and Cancel Funding.

a. We reserve the right to verify the accuracy of all information provided by borrowers, lenders and group leaders in connection with listings, lender commitments and loans. We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Prosper website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any agreement between Prosper or WebBank and such user. We may conduct our review at any time - before, during or after the posting of a listing, or before or after the funding of a loan. You agree to respond promptly to our requests for information in connection with any such review by us.

b. In the event we determine, prior to funding a loan, that a listing, or a lender commitment for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by us, or inaccuracies resulting from changes in the borrower's income, residence or credit profile between the date a listing is posted and the date the listing is to be funded) or was posted illegally, in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any member agreement, we may refuse to post the listing or, if the listing has already been posted, remove the listing from the platform and cancel all lender commitments with respect to the listing.

c. When a listing receives commitments equal to or exceeding the minimum amount required for the loan to fund, we may conduct a "pre-funding" review prior to funding the loan. Loan funding occurs when loan proceeds are disbursed to or at the direction of the borrower. We may, at any time and in our sole discretion, delay funding of a loan (i) in order to enable us to verify the accuracy of information provided by borrowers, lenders and group leaders in connection with the listing or lender commitments made with respect to the listing; (ii) to determine whether there are any irregularities with respect to the listing or the lender commitments; or (iii) if we become aware of information concerning the borrower member or the listing during our pre-funding review, as a result of which we determine, in our sole discretion, that the likelihood of the borrower not making payments on the loan is materially greater than would be expected based on the assigned Prosper Rating. We may cancel or proceed with funding the loan, depending on the results of our pre-funding review. If funding is cancelled, the listing will be removed from the platform and all lender commitments against the listing will be cancelled. In the event we cancel funding of a loan, we will notify the borrower, group leader (if any), and all lenders who made commitments with respect to the listing of such cancellation.

5. Matching of Lender Commitments and Listings; Loan Funding.

a. Prosper lender members will be able to view your listing and commit funds to purchase Notes issued by Prosper, the payments on which will be dependent on payments Prosper receives on your loan. In other words, the Prosper lenders who committed funds will receive payments on their Notes only to the extent you make payments on your loan.

b. A match of your listing with one or more lender commitments equal to or exceeding the minimum amount required for the loan to fund, will result in a loan from WebBank to you, subject to our right to verify information as described above. The loan will be evidenced by a Promissory Note in the form set forth on the attached Exhibit A. Depending on the loan product you receive, loan proceeds are disbursed into your designated deposit account or they are paid directly to a merchant in satisfaction of your purchase of goods and/or services from that merchant. The loan will be sold by WebBank to Prosper, and Prosper or its agents will service the loan.

c. We do not warrant or guaranty that your listing will be matched with any lender commitments. Your listing must receive one or more lender commitments equal to or exceeding the minimum amount required for the loan to fund in order for a loan to be made.

d. To safeguard your privacy rights, your name and address will not be included in your listing. Only your Prosper screen name will appear on your listing, and only the screen name of the lenders will appear with lender commitments.

e. IF YOUR LISTING RECEIVES SUFFICIENT LENDER COMMITMENTS TO FUND, AND YOU DO NOT WITHDRAW YOUR LISTING PRIOR TO EXPIRATION OF THE LISTING PERIOD, YOU HEREBY AUTHORIZE PROSPER TO ACT AS YOUR ATTORNEY-IN-FACT TO EXECUTE A PROMISSORY NOTE ON YOUR BEHALF IN THE FORM SET FORTH ON THE ATTACHED EXHIBIT A IN FAVOR OF WEBBANK.

6. Compensation. If you receive a loan, you must pay WebBank a non-refundable origination fee. The amount of the estimated origination fee is stated in the disclosures provided to you at the time you apply. This amount will decline if you've been offered a partial funding option and your loan is not 100% funded. Notwithstanding the foregoing, no amount of the finally determined fee is refundable. The finally determined fee will be stated in your Truth in Lending disclosure. This fee will be deducted from your loan proceeds, so the loan proceeds delivered to you or at your direction will be less than the full amount of your issued loan. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest.

7. Making Your Loan Payments. At the time you register as a borrower, you must provide your deposit account information to facilitate transfers of funds to and from your deposit account. You agree to make your loan payments by automated withdrawals from your designated account, or by the use of bank drafts drawn on your designated account. At the time you create your listing, you will be asked to choose the method of making your loan payments, and your loan payments will be made by the payment method you choose. Prosper or its agents will act as the servicer for all loans you obtain through the platform, and all communications regarding your loan must be made to Prosper or its agents.

8. Group Membership. Groups on Prosper may be rated according to the collective payment performance of the group's members. Therefore, if you are a member of a group, your failure to make loan payments when due, or the failure of another group member to make loan payments when due, may have a negative effect on your group's rating.

9. Collection & Reporting of Delinquent Loans. In the event you do not make your loan payments on time, WebBank or any subsequent owner of the loan will have all remedies authorized or permitted by the Promissory Note and applicable law. In addition, if you fail to make timely payments on your loan, your loan may be referred to a collection agency for collection. Prosper or its agents may report loan payment delinquencies in excess of thirty (30) days to one or more credit reporting agencies in accordance with applicable law. Subject to limitations of applicable law, you authorize and agree that Prosper, its agents or a collection agency may contact you at any or all of the telephone numbers you provide to us at or after registration, or any of your other telephone numbers.

10. No Guarantee. NEITHER PROSPER NOR WEBBANK WARRANTS OR GUARANTEES (1) THAT YOUR LISTING WILL BE MATCHED WITH ANY LENDER COMMITMENTS, OR (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A LISTING.

11. Restrictions on Use. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for someone other than yourself. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for the purpose of (i) buying, carrying or trading in securities or for the purpose of buying or carrying any part of an investment contract security, or (ii) paying for postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term "postsecondary educational expenses" is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), and you warrant, represent and agree that you will not use the proceeds of any loan for such purposes. You must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that loan payments be made from the account. Your designated account will be the account from which loan payments will be made. Although you are registering as a borrower, you may also register and participate on the platform as a lender or as a group leader. If you participate on the platform as a lender, any amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on any loans you obtain as a Prosper borrower. You will not receive further notice in advance of our exercising our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any loans you obtain. If you obtain a loan and fail to pay your loan in full, whether due to default, bankruptcy or other reasons, you will not be eligible to post any further listings or re-register with Prosper as a borrower, lender or group leader. We may in our sole discretion, with or without cause and with or without notice, restrict your access to the Prosper website or platform.

12. Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.

13. Termination of Registration. Prosper may, in its sole discretion, with or without cause, terminate this Agreement at any time by giving you notice as provided below. In addition, upon our determination that you committed fraud or made a material misrepresentation in connection with a listing, lender commitment or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, we may, in our sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend your right to post listings or otherwise participate on the platform; or (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any listings you have posted on the platform shall be cancelled, and will be removed from the platform immediately. Any loans you obtain prior to the effective date of termination resulting from listings you had placed on the platform shall remain in full force and effect in accordance with their terms.

14. Prosper's Right to Modify Terms. Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions. Prosper will give you notice of material changes to this Agreement, or the Prosper Terms and Conditions, in the manner set forth in Section 16. You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we expressly undertake no obligation to identify or correct such errors. This Agreement, along with the Prosper Terms and Conditions, represents the entire agreement between you and Prosper regarding your participation as a borrower on the platform, and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a borrower on the platform.

15. Member Web Page Display and Content. You may, but are not required to, maintain a "Prosper member web page" on the Prosper website, where you can post content, logos or links to websites. If you elect to do so, you authorize us to display on the Prosper website all such material you provide. Any material you display on your member page must conform to the Prosper Terms and Conditions, and material you display or link to must not (i) infringe on Prosper's or any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. You may not include or display any personally identifying information of any Prosper member on your Prosper member web page or elsewhere on the Prosper website, including, without limitation, any Prosper member's name, address, phone number, email address, Social Security number, driver's license number, bank account number or credit card number.

16. Notices. All notices and other communications hereunder shall be given by email to your registered email address or will be posted on the Prosper website, and shall be deemed to have been duly given and effective upon transmission or posting. You can contact us by sending an email to support@prosper.com. You agree to notify Prosper if your registered email address changes, and you agree to update your registered residence address, mailing address and telephone number on the Prosper website if any of those items changes.

17. No Warranties. EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, PROSPER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO YOU OR ANY OTHER PARTY WITH REGARD TO YOUR USE OF THE PROSPER WEBSITE OR THE PLATFORM, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

18. Limitation on Liability. IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

19. Miscellaneous. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper's prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void. This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Utah. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. WebBank is not a party to this Agreement, but you agree that WebBank is a third-party beneficiary and is entitled to rely on the provisions of this Agreement, including without limitation your representations, covenants and agreements herein. There are no third party beneficiaries to this Agreement other than WebBank.

20. Performance by Prosper and WebBank.  You acknowledge and agree that any obligations of or actions by Prosper under this Agreement may be performed by PMI on behalf of Prosper in PMI’s capacity as servicer or agent of Prosper under any administrative services or similar agreement entered into between PMI and Prosper pursuant to which Prosper appoints PMI as servicer or agent to provide administrative, management, servicing or other services to Prosper. You also acknowledge and agree that any obligations of or actions by WebBank under this Agreement may be performed by PMI on behalf of WebBank in PMI’s capacity as agent of WebBank under any loan program or similar agreement entered into between PMI and WebBank pursuant to which WebBank appoints PMI as agent to provide services to WebBank.

21.  Separate Entities.  Notwithstanding Section 20, you acknowledge and agree that Prosper, WebBank and PMI are separate legal entities and that neither entity has guaranteed the performance by the other entity of its obligations hereunder.

22.  Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND US. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a) In this Resolution of Disputes provision:

(i) "You" and "your" mean the individual entering into this Agreement, as well as any person claiming through such individual;

(ii) "We" and "us" mean WebBank, and Prosper Funding LLC and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them;

(iii) "Claim" means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between us and you (including claims arising prior to or after the date of the Agreement, and claims that are currently the subject of purported class action litigation in which you are not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Section 22.

(b) Any Claim shall be resolved, upon the election of either us or you, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed ("Rules"). Any arbitration under this Agreement will take place on an individual basis; class arbitrations and class actions are not permitted. If you file a claim, you may choose the administrator; if we file a claim, we may choose the administrator, but we agree to change to the other permitted administrator at your request (assuming that the other administrator is available). You can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. The address for serving any arbitration demand or claim on us is Prosper Funding LLC, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance.

(c) Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years experience. We agree not to invoke our right to elect arbitration of an individual Claim filed by you in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d) We will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and we will consider your request to pay any additional arbitration costs. If an arbitrator issues an award in our favor, you will not be required to reimburse us for any fees we have previously paid to the administrator or for which we are responsible. If you receive an award from the arbitrator, we will reimburse you for any fees paid by you to the administrator or arbitrator. Each party shall bear its own attorney's, expert's and witness fees, which shall not be considered costs of arbitration; however, if a statute gives you the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

(e) Any in-person arbitration hearing will be held in the city with the federal district court closest to your residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator's award. The arbitrator's decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel's decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal's cost, regardless of its outcome. However, we will consider any reasonable written request by you for us to bear the cost.

(f) YOU AND WE AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and we agree otherwise in writing, the arbitrator may not consolidate more than one person's claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.

(g) If any portion of this Section 22 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 22 is deemed invalid or unenforceable in whole or in part, then this entire Section 22 shall be deemed invalid and unenforceable. The terms of this Section 22 will prevail if there is any conflict between the Rules and this section.

(h) YOU AND WE AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND WE ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i) You understand that you may reject the provisions of this Section 22, in which case neither us nor you will have the right to elect arbitration. Rejection of this Section 22 will not affect the remaining parts of this Agreement. To reject this Section 22, you must send us written notice of your rejection within 30 days after the date that this Agreement was made. You must include your name, address, and account number. The notice of rejection must be mailed to Prosper Funding LLC, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance. This is the only way that you can reject this Section 22.

(j) You and I acknowledge and agree that the arbitration agreement set forth in this Section 22 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 22. This Section 22 shall survive the termination of this Agreement.

EXHIBIT A

PROMISSORY NOTE

Borrower Address: ______________________________________________.

1. Promise to Pay. In return for a loan I have received, I promise to pay WebBank, a Utah-chartered Industrial Bank ("you") the principal sum of ___________________ Dollars ($__________), together with interest thereon commencing on the date of funding at the rate of ____ percent (____%) per annum simple interest. I understand that references in this Promissory Note ("Note") to you shall also include any person to whom you transfer this Note.

2. Payments. This Note is payable in ___ monthly installments of $___________ each, consisting of principal and interest, commencing on the ________ day of _____________, and continuing until the final payment date of __________________, which is the maturity date of this Note. The final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note. All payments will be applied first to any unpaid fees incurred as a result of failed automated payments or returned bank drafts or checks, as provided in Paragraph 11; then to any charges for making payments other than as provided in this Note; then to any late charges then due; then to any interest then due; and then to principal. No unpaid interest or charges will be added to principal.

3. Interest. Interest will be charged on unpaid principal until the full amount of principal has been paid. Interest under this Note will accrue daily, on the basis of a 365-day year. If payments are made on time, my final payment will be in the amount of a regular monthly payment. Because of the daily accrual of interest and the effect of rounding, my final payment may be more or less than my regular payment. I acknowledge that, if I make my payments after the scheduled due date, this Note will not amortize as originally scheduled, which may result in a substantially higher final payment amount. The interest rate I will pay will be the rate I will pay both before and after any default.

4. Late Charge. If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of______________. I will pay this late charge promptly but only once on each late payment.

5. Waiver of Defenses. Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of my loan. If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

6. Certification; Exception to Waiver. I certify that the proceeds of my loan will not be applied in whole or in part to postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term "postsecondary educational expenses" is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46 (b)(3). I further certify that, to my knowledge, the proceeds of my loan will not be applied in whole or part to purchase property or services from any person to whom any interest in this Note may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this Note, then Paragraph 5 will not apply to the extent of that person's interest, even if that person later assigns that person's interest to another person.

7. Method of Payment. I will pay the principal, interest, and any late charges or other fees on this Note when due. Those amounts are called "payments" in this Note. To ensure that my payments are processed in a timely and efficient manner, you have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer, or (ii) by bank drafts drawn by you on my behalf on my account each month; and I have chosen one of these methods. If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or draw bank drafts on the account, I will notify you at least three (3) days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments from, or draw bank drafts on, another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further payments under this Note, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8. Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, I will be in default and you may at your option accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you exercise the remedy of acceleration you will give me at least thirty (30) days prior notice of acceleration.

9. Prepayments. I may prepay this Note in full or in part at any time without penalty.

10. Waivers. You may accept late payments or partial payments, even though marked "paid in full," without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as "presentment"), (b) give notice that amounts due have not been paid (known as "notice of dishonor"), or (c) obtain an official certification of nonpayment (known as "protest"). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights. Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11. Insufficient Funds Charge. If I attempt to make a payment, whether by automated withdrawal from my designated account or by other means, and the payment cannot be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $______ for each returned or failed automated withdrawal, bank draft or other item, unless prohibited by applicable law.

12. Attorneys' Fees. To the extent permitted by law, I am liable to you for your legal costs if you refer collection of my loan to a lawyer who is not your salaried employee. These costs may include reasonable attorneys' fees as well as costs and expenses of any legal action.

13. Loan Charges. If a law that applies to my loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with my loan exceed the permitted limits, then:
(a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

14. Assignment. I may not assign any of my obligations under this Note without your written permission. You do not have to give me your permission. You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me. My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

15. Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service. Except as expressly provided otherwise in this Note, notices to me may be addressed to my registered email address or to my address set forth above unless I provide you with a different address for notice by giving notice pursuant to this Paragraph, and notices to you must be addressed to WebBank at support@prosper.com or c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance.

16. Governing Law. This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

17. Miscellaneous. No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

18. Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a) In this Resolution of Disputes provision:

(i) "I," "me" and "my" mean the promisor under this Note, as well as any person claiming through such promisor;

(ii) "You" and "your" mean WebBank, any person servicing this Note for WebBank, and any subsequent holders of this Note or any interest in this Note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

(iii) "Claim" means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note, and claims that are currently the subject of purported class action litigation in which I am not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Note or the validity or enforceability of this Section 18.

(b) Any Claim shall be resolved, upon the election of either you or me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed ("Rules"). Any arbitration under this arbitration agreement will take place on an individual basis; class arbitrations and class actions are not permitted. If I file a claim, I may choose the administrator; if you file a claim, you may choose the administrator, but you agree to change to the other permitted administrator at my request (assuming that the other administrator is available). I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance.

(c) Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years experience. You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d) You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs. If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible. If I receive an award from the arbitrator, you will reimburse me for any fees paid by me to the administrator or arbitrator. Each party shall bear its own attorney's, expert's and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

(e) Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as you and I may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator's award. The arbitrator's decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel's decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal's cost, regardless of its outcome. However, you will consider any reasonable written request by me for you to bear the cost.

(f) YOU AND I AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and I agree otherwise in writing, the arbitrator may not consolidate more than one person's claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.

(g) If any portion of this Section 18 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 18 is deemed invalid or unenforceable in whole or in part, then this entire Section 18 shall be deemed invalid and unenforceable. The terms of this Section 18 will prevail if there is any conflict between the Rules and this section.

(h) YOU AND I AGREE THAT, BY ENTERING INTO THIS NOTE, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND I ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i) I understand that I may reject the provisions of this Section 18, in which case neither you nor I will have the right to elect arbitration. Rejection of this Section 18 will not affect the remaining parts of this Note. To reject this Section 18, I must send you written notice of my rejection within 30 days after the date that this Note was made. I must include my name, address, and account number. The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Compliance. This is the only way that I can reject this Section 18.

(j) You and I acknowledge and agree that the arbitration agreement set forth in this Section 18 is made pursuant to a transaction involving interstate commerce and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 18. This Section 18 shall survive the termination of this Note and the repayment of any or all amounts borrowed thereunder.

19. Preservation of Claims and Defenses.

NOTICE
ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

State Law Notices:
Arizona Residents: I understand that I may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States Code sections 1601 through 1666j) be provided in Spanish before signing any loan documents.

Aviso Para Prestatarios En Arizona: Puedo solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos de préstamos.

Missouri Residents: Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect me (borrower) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.
Date: _______________
By:  Prosper Funding LLC
Attorney-in-Fact for _________________________________ [Borrower]
(Signed Electronically)